AMENDMENT TO EMPLOYMENT AGREEMENT

          This Amendment to Employment Agreement (the "Amendment") modifies and supplements the Employment Agreement dates as of May 10, 2002 (the "Employment Agreement") between Robert B. Terry ("Executive") and Farmland Industries, Inc. (together with all affiliates, the "Company").

          Notwithstanding anything contained in the Employment agreement to the contrary, in the case of early termination of the Employment Agreement:

(i)                  because of the death of Executive pursuant to Section 6(a);

(ii)                by the Company without cause pursuant to Section 6(b)(1);

(iii)               by the Company because of the disability of Executive pursuant to
                    Section 6(b)(3); or

(iv)              by Executive for "Good Reason" pursuant to Section 6(c)(2),

Executive shall be entitled to a full continuation of all salary, benefits and other compensation under the Employment Agreement, with no reduction or mitigation of any kind, for the remainder of the two-year employment period in effect at the time of such early termination.  Such continuation of salary, benefits and other compensation shall be in addition to any severance or other compensation to which the Executive may be entitled under the Employment Agreement upon termination, including any and all post-termination payments described in Section 7 thereof, notwithstanding the provisions of Section 7(c).

          All other provisions of the Employment Agreement shall remain in full force and effect, according to their terms.

          This Amendment shall be effective only upon approval by the United States Bankruptcy Court for the Western District of Missouri in the Company's pending bankruptcy case in connection with the approval of a Key Employee Retention Plan or otherwise.

          IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement this 30th day of August, 2002.

EXECUTIVE	FARMLAND INDUSTRIES, INC.

/s/ ROBERT B. TERRY	By: /s/ HARRY FEHRENBACHER
Robert B. Terry	Harry Fehrenbacher,
Chairman of the Board of Directors

By: /s/ JODY BEZNER
Jody Bezner,
Vice-Chairman of the Board of Directors